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      Exhibit 23.1

      Consent of Ernst & Young LLP

      We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-31414) pertaining to the registration of 6,553,341 shares of common stock; the Registration Statement (Form S-8 No. 333-40230) pertaining to the United Shipping & Technology, Inc. 2000 Stock Option Plan; the Registration Statement (Form S-8 No. 333-30228 and 333-06269) pertaining to the United Shipping & Technology, Inc. 1996 Director Stock Option Plan and the 1995 Stock Option Plan; and the Registration Statement (Form S-3 No. 333-34411) pertaining to the registration of 1,538,474 shares of common stock, of our report dated September 25, 2000, (except Note 12, as to which the date is July 26, 2001) with respect to the consolidated financial statements of United Shipping & Technology, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended July 1, 2000.

                                     /s/ Ernst & Young LLP
                                     Ernst & Young LLP

      Minneapolis, Minnesota
      July 30, 2001